                   U.S. SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report:  June 6, 2013

                            ISA INTERNATIONALE INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647

(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

      2564 Rice Street, St. Paul, MN               55113

(Mailing address of principal executive offices) (Zip Code)

 (Registrant's telephone number, including area code:   (651-484-9850)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

 (17CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17CFR240.14A-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 Business and Operations

Item 1.01 Entry into Material Definitive Agreements:

On June 3, 2013, ISA Internationale (ISAT), a Business Development Company focused on recruiting, mentoring, coaching, and enhancing investment opportunities for oil, gas, and technology based companies in the process of going public, entered into a Financing and Conditional Registration Agreement (The “Agreement”) with Diesel TEK, Inc. (The “Company”), a corporation under the state laws of Nevada focused on providing advanced technologies for improving air quality and efficiencies of diesel engines.

The Company is seeking to raise funds through debt, equity, or a combination of the above (Financing Transaction) in the amount of approximately $5,000,000 with further Financing Transactions to follow.

The Agreement states that The Company shall remit on the date hereof, a $15,000 non-refundable amount payable in cash to ISAT, and $35,000 non-refundable payment to be made within 30 days after the date hereof. If during the term of the engagement The Company consummates a Financing Transaction with the assistance of ISAT, or during the 2 years following the termination of the engagement, The Company will compensate ISAT in the amount of 10% of the consideration received.

A copy of this agreement is attached as an exhibit to this 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb

By: Bernard L. Brodkorb

President, Chief Executive Officer and Chief Financial Officer

Date: June 6, 2013